Exhibit 10.160

FORM OF
FORBEARANCE AGREEMENT
(Ad Art Loan Agreement)

This Forbearance Agreement (as the same may hereafter from time to time be amended, supplemented, or otherwise modified, the "Agreement") is made and dated as of this 13th day of July, 2001, by and between AD ART ELECTRONIC SIGN CORPORATION, a Florida corporation ("Borrower"), and SOUTHTRUST BANK, a bank chartered under the laws of the State of Alabama and formerly doing business as SouthTrust Bank, National Association ("SouthTrust" or the "Bank").

W I T N E S S E T H:

A.       Pursuant to that Loan and Security Agreement dated as of January 17, 2001 between Borrower, Hamilton Digital Designs, Ltd. ("Hamilton"), and Bank, as amended by Amendment to Loan and Security Agreement and Promissory Notes dated July 3, 2001 between the Bank and the Borrower (as the same may hereafter from time to time be amended, supplemented, or otherwise modified, the "Loan Agreement") and the Restructuring Agreement dated January 17, 2001 between Borrower and the Bank among others (the "Restructuring Agreement"), the Bank has extended the following credit facilities to the Borrower:

1.       A loan in the principal amount of $8,122,489.56 (the "Term Loan"), evidenced by that certain Promissory Note (Ad Art Electronic Sign Corporation) dated January 17, 2001 in the principal amount of $8,122,489.56 made by the Borrower and Hamilton, jointly and severally to the order to SouthTrust (the "Term Note");

2.       A loan in the maximum principal amount of $1,000,000.00 (the "Winddown Loan"), evidenced by that certain Ad Art Winddown Note dated January 17, 2001 in the principal amount of $1,000,000.00 made by Borrower and Hamilton, jointly and severally to the order of SouthTrust (the " Winddown Note"); and

3.       Irrevocable Letter of Credit # SB2128 in amount of up to $2,546,028.00 dated June 17, 1999 issued by SouthTrust for the account of Borrower and Hamilton, jointly and severally (the "1999 Letter of Credit"), securing $2,500,000 of Variable/Fixed Rate Credit Enhanced Notes (the "1999 Demand Notes") issued pursuant to that certain Trust Indenture dated as of June 2, 1999

(collectively, the "Loans"). Capitalized terms used but not defined herein shall have the same meanings assigned to such terms in the Loan Agreement.

B.       Subsequent to the execution of the Loan Agreement, the Bank released Hamilton from any further liability for the Loans and released any and all collateral pledged by Hamilton as security for the Loans.

C.       Pursuant to the Loan Agreement, the Borrower granted the Bank, as security for the Loans, a first-priority security interest in all of the Original Borrowers' Accounts, Documents, Instruments, Chattel Paper, General Intangibles, Equipment, Inventory, and the proceeds thereof (the "Personal Property Collateral").

D.       As additional security for the Loans, Ad Art executed and delivered to SouthTrust that certain Deed of Trust, Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing dated June 22, 1999 executed by Ad Art Electronic Sign Corporation, as Trustor, to Commonwealth Land Title Insurance Company, as Trustee, for benefit of SouthTrust, as beneficiary, and recorded on June 21, 1999 at 99080018 in Office of County Clerk of San Joacquin County, California (as amended, the "Ad Art Deed of Trust"), pursuant to which Ad Art granted SouthTrust a mortgage lien on certain real property located in or around Stockton, California (the "Ad Art Mortgaged Property").

E.       As additional security for the Loans, Ad Art executed and delivered to the Bank that certain Trademark Collateral Assignment dated June 2, 1999 (the "Ad Art Trademark Assignment"), pursuant to which Ad Art granted the Bank first-priority liens and security interests on certain trademarks and other intellectual property rights of the companies (collectively, the collateral described therein shall be referred to as the "Ad Art Trademarks").

F.       All of the documents executed in connection with the Loans (including, without limitation, the Loan Agreement, the Restructuring Agreement, the Ad Art Note, the Winddown Note, the Ad Art Trademark Assignment, and the Ad Art Deed of Trust) shall be referred to collectively hereinafter as the "Loan Documents". All of the collateral described in the Loan Documents, including, without limitation, the Personal Property Collateral, the Ad Art Mortgaged Property, and the Ad Art Trademarks, and all the proceeds therefrom, shall be referred to as the "Collateral."

G.      Pursuant to that certain Amended and Restated Participation Agreement in Connection with Financing Transactions between SouthTrust Bank and Display Technologies, Inc. and its subsidiaries dated as of January 17, 2001 (the "Participation Agreement") between the Bank and The Banker's Bank (the "Participant"), the Participant purchased from the Bank a participation in the Ad Art Loan and the Winddown Loan.

H.       Pursuant to the terms of the Loan Documents, the Ad Art Loan and the Winddown Loan matured on July 13, 2001. Both the Ad Art Loan and the Winddown Loan are in default for non-payment, and Events of Default have occurred and are continuing under the Loan Documents.

I.       As a result of the Events of Default under the Loan Agreement, the Bank has no obligation to make any further advances under the Loan Agreement or to allow the Borrower to retain or use any of the collateral or proceeds thereof described in the Loan Documents, and the Bank has the right under the Loan Documents to declare the unpaid balance of the Loans to be forthwith due and payable and to exercise such other rights and remedies available to the Bank under the Loan Documents and applicable law.

J.       The Borrower has requested that the Bank forbear for a limited period of time from exercising certain of its rights and remedies under the Loan Documents and applicable law as a result of the Events of Default, and the Bank is willing to do so, but only upon the terms, conditions, covenants and representations of the Borrowers contained herein.

K.       The Borrower acknowledges and agrees that the forbearance by the Bank from the current exercise of certain of its rights and remedies as provided for in this Agreement shall result in a direct and tangible benefit to the Borrower.

NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Acknowledgments by Borrower. The Borrower acknowledges and agrees as follows:

a.       Acknowledgment of Default and Entitlement to Payment. That on and as of the date hereof, each of the Ad Art Loan and the Winddown Loan has matured and is in default; on and as of the date hereof, the Bank has the right to make demand upon the Borrower for the payment in full of the Ad Art Loan and the Winddown Loan, and that such demand for payment would be proper in all respects; and the Borrower waives any and all further notice, presentment, notice of dishonor or demand with respect to the indebtedness evidenced by the Loan Documents;

b.       Acknowledgment of Indebtedness to SouthTrust. That, as of July 12, 2001, the Borrower is indebted to the Bank under the Ad Art Loan in the principal amount of $7,065,352.85, for accrued interest in the amount of $20,524.89, and for legal fees and other costs and expenses due under the Loan Documents relating to the Revolving Loan; (ii) the Borrower is indebted to the Bank under the Winddown Loan in the principal amount of $625,551.97, for accrued interest in the amount of $1,815.81, and for legal fees and other costs and expenses due under the Loan Documents relating to the Revolving Loan; (iii) the Borrower is indebted unconditionally to the Bank for the non-payment fee referenced in Section 2.11 in the amount of $100,000.00; (iv) on and as of the date hereof, all of the foregoing amounts remain outstanding and unpaid; (v) on and as of the date hereof, the Borrower has no claim or counterclaim of any kind or nature against the Bank, relating to the Loans or otherwise; and (vi) on and as of the date hereof, all such amounts are due and payable in full, without offset, deduction or counterclaim of any kind or character whatsoever, but are subject to increase as a result of any and all interest, fees and other charges which are or shall become due and payable to the Bank under the Loan Documents;

c.       Acknowledgment of Indebtedness due under the Demand Notes. That, as of July 13, 2001, the outstanding principal indebtedness due under the 1999 Demand Notes is $2,275,000, along with interest accrued at the contract rate from September 1, 2000 until the date hereof; (ii) the Borrower is rent on all payments of interest due under the 1999 Demand Notes; and (iii) to the extent any draws are made against the 1999 Letter of Credit (together, the "Letters of Credit") and the Bank is required to fund such Letters of Credit, the Borrower is liable to reimburse the Bank for all such amounts and all other fees and expenses due under the Loan Agreement and other Loan Documents;

d.       Acknowledgment that Liabilities Continue in Full Force and Effect. That the Loan Documents and all other respective liabilities and obligations of the Borrowers to the Bank under the Loan Documents shall, except as expressly modified herein during the Forbearance Period (as hereinafter defined), remain in full force and effect, and shall not be released, impaired, diminished or in any other way modified or amended as a result of the execution and delivery of this Agreement or by the agreements and undertakings of the parties contained herein;

e.       Acknowledgment of Liens on Collateral. That the Bank's security interests in and liens on the Collateral and any and all rents and proceeds therefrom, are and shall remain in full force and effect as security for all the indebtedness evidenced by the Loan Documents, and the same is hereby ratified and confirmed by the Borrowers in all respects;

f.       Acknowledgment of Cross-Default of Loans. That (i) each of the Loans is and shall be cross-defaulted with the other Loans such that the occurrence of a default or Event of Default under any of the Loans is and shall be a default and Event of Default under all of the Loans and (ii) each of the Loans is and shall be cross-collateralized, such that any Collateral securing any of such Loans shall secure the repayment of all of such Loans and such that the Bank shall have no obligation to release its liens on any of its Collateral securing such Loans unless and until each of these Loans has been paid or otherwise satisfied in full;

g.       Acknowledgment of No Commitment to Lend. That nothing contained in this Agreement does or shall, at any time, require Bank to make any further loans or other extensions of credit to the Borrower or to allow the Borrower to use any of the Collateral or the proceeds thereof;

h.        Acknowledgment of Liability for Legal Fees and Collection Costs. That, without limitation of the foregoing, the Borrower is liable for all of the Bank's attorneys' fees and expenses and collection costs incurred in connection with the Loans through the date of this Agreement and are liable for all of the Bank's attorneys' fees and expenses and collection costs incurred after the date hereof; and

i.       Acknowledgment of Bank's Right to Accrue and Collect Interest at the Default Rate. That, as a result of the Events of Default, the Bank has a right under the Loan Agreement, the other Loan Documents and applicable law to accrue and collect interest on the unpaid principal balance of the Loans at the Default Rate provided for under the Loan Agreement.

2.        Representations of Borrower. To induce the Bank to enter into this Agreement, the Borrower hereby makes the following representations and warranties to the Bank:

a.       No Other Unencumbered Assets. Other than the Collateral, the Borrower does not own any other assets that are not presently encumbered by liens, mortgages, security interests, or assignments in favor of any party.

b.       Litigation. Except for the litigations, lawsuits, actions, proceedings and judgments described on Exhibit 1 attached hereto, the Borrower is not a part to any pending litigation nor the subject of any unsatisfied judgment.

3.       Forbearance by Bank.

a.       Forbearance Period. At the request of the Borrower, and upon the terms and conditions set forth herein, and except as provided in Section 3.c below, Bank agrees to forbear from pursuing collection of the indebtedness due under the Loan Documents as a result of the defaults and the Events of Default existing under the Loan Documents, as of the date of this Agreement until the earliest to occur of the following times: 2:00 p.m., central time, on October 31, 2001, the time at which the Borrower fails to comply in any respect with any of the covenants to Bank set forth in this Agreement or the Borrower's breach of any of the representations made herein; or the occurrence of any Event of Default under any of the Loan Documents (other than the continuation of the Events of Default described in this Agreement) (the period beginning on the date of this Agreement and terminating on the earliest of such dates being hereinafter referred to as the "Forbearance Period").

b.       Termination of Forbearance Period. Upon the termination of the Forbearance Period pursuant to any of clauses (i) through (iii) of paragraph a. above, all forbearances, deferrals and indulgences granted by Bank in paragraph a. above shall automatically terminate, and Bank shall thereupon have, and shall be entitled to exercise, any and all rights and remedies which it may have upon the occurrence of an Event of Default, including pursuing collection against the Borrower, and the indebtedness evidenced by the Loan Documents shall become immediately due and payable, without further notice of any kind.

c.       Limitation of Forbearance Agreement. Notwithstanding anything to the contrary herein, nothing herein is intended to or does limit, restrict, or prohibit the rights of Bank to pursue all of its rights with respect to (i) any and all accounts owed by AmeriVision Outdoor, Inc. ("AmeriVision") to Borrower, (ii) any chattel paper, instruments, and documents between AmeriVision and Borrower, including without limitation, that certain Display Sales and Security Agreement -- Electronic Message Center between AmeriVision and Borrower dated August 18, 2000 (the "AmeriVision Agreement"), or (iii) any and all other property owned or possessed by AmeriVision on which Borrower asserts a claim, lien or interest.

4.       Additional Covenants of the Borrower During the Forbearance Period. At all times during the Forbearance Period, and in order to induce the Bank to enter into this Agreement and as a condition to the continuation of the Forbearance Period pursuant to Section 3.a.(ii) hereof, the Borrower covenants and agrees as follows:

a.       Reaffirmation of Covenants Made in the Loan Documents. The Borrower hereby ratifies and reaffirms each of its covenants made in the Loan Documents, except for those covenants described above that are in breach as of the date of this Agreement, and further ratifies and reaffirms his, her or its obligation to and agreement with the Bank to perform such covenants for the benefit of the Bank.

b.       No Compromise of Accounts or Claims. With respect to any account receivables or claims of the Borrower in excess of $500,000.00, the Borrowers shall not compromise or settle such accounts or claims for a discount of more than ten percent (10%) of such account or claim without the prior written consent of the Bank.

c.       Delivery to Bank of Original Instruments and Chattel Paper. Borrower shall immediately deliver to Bank the originals of all instruments, chattel paper and promissory notes evidencing the obligation of any third parties to make any kind of payments to Borrower, including, without limitation, the original of the AmeriVision Agreement. At request of Bank, Borrower shall assign and endorse any and all of its instruments, chattel paper and promissory notes as payable to order of Bank. Borrower acknowledges and agrees that Bank has requested that Borrower assign and endorse the AmeriVision Agreement as payable to order of the Bank.

5.       Consent to Relief from Stay. The Borrower hereby agrees that, in consideration of the recitals, waivers, and mutual covenants contained herein, and for other good and valuable consideration, including the forbearance of Bank from exercising its rights and remedies otherwise available to it under the Loan Agreement and the other Loan Documents, the receipt and sufficiency of which are hereby acknowledged, in the event the Borrower (by its own action, or the action of any other persons) shall, on or before the date Bank is paid in full on the indebtedness as evidenced by the Loan Agreement and the other Loan Documents, (i) file with a bankruptcy court of competent jurisdiction or be the subject of any petition for relief under Title 11 of the U.S. Code (the "Bankruptcy Code"), as amended, or any otherwise applicable law of any jurisdiction, (ii) be the subject of any order for relief issued under the Bankruptcy Code, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, liquidator, (v) be the subject of any order, judgment or decree entered by any court or competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, Bank shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Bank as provided in the Loan Agreement and the other Loan Documents, as hereby amended, and as otherwise provided by law, including, without limitation, its right to foreclose upon and repossess the Collateral and the Borrower hereby waives the benefits of such automatic stay and consents and agrees to raise no objection to any request made by Bank for such relief.

6.       Release. The Borrower hereby releases, acquits, and forever discharges Bank, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of Bank, and the Participant, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of the Participant, from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys' fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which the Borrower may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of Bank or Participant, existing or occurring prior to the date of this Agreement or any instrument executed prior to the date of this Agreement including, without limitation, any claims, liabilities or obligations arising with respect to the Loan Agreement or any of the Loan Documents. The provisions of this section shall be binding upon the Borrower, and its successors and assigns, and shall inure to the benefit of Bank, the Participant, and their respective successors and assigns.

7.       Miscellaneous.

a.       Scope of Agreement. Except as expressly modified by this Agreement, the provisions of the Loan Agreement and other Loan Documents shall remain in full force and effect. Nothing contained in this Agreement shall be construed to impair the security of the Bank under the Loan Agreement and other Loan Documents, nor affect or impair any rights or powers that the Bank may have under the Loan Agreement and other Loan Documents in case of the Borrowers' nonperformance of the terms, provisions and covenants contained in this Agreement or in the case of the occurrence of an Event of Default other than the Events of Default specified in the recitals to this Agreement. All agreements of and undertakings by the Borrowers pursuant to this Agreement are intended to be cumulative with any other agreements or undertakings by the Borrowers under the Loan Agreement and other Loan Documents and are not intended to limit the generality of any such agreement or undertaking. The Borrower hereby ratifies and confirms the validity and effectiveness of the Loan Agreement and other Loan Documents as modified by this Agreement. This Agreement constitutes the entire agreement of the parties and may only be amended pursuant to a writing signed by all of the parties hereto.

b.       No Waiver. This Agreement is not intended to operate as, and shall not be construed as, a waiver of any Event of Default, whether known to Bank or unknown, as to which all rights of Bank shall remain reserved.

c.       Governing Law. This Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of Alabama, without regard to principles governing conflicts of law, and all applicable laws of the United States of America.

d.       WAIVER OF RIGHT TO JURY TRIAL. The parties desire to avoid the additional time and expense related to a jury trial of any disputes arising under this Agreement, the discussions and negotiations leading up to this Agreement, the Loan Agreement or the other Loan Documents. Accordingly, with respect to any such dispute, the Bank and the Borrower each hereby waive their right to a trial by jury and consent to the granting of such legal or equitable relief as is deemed appropriate by the judge of a court of competent jurisdiction. The parties acknowledge and agree that this waiver is knowingly, freely and voluntarily given, is made after opportunity to consult with counsel about this waiver, and is in the best interests of each party.

e.       Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same agreement among the parties.

f.       Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

g.       Captions. The captions to the sections and paragraphs of the Agreement are for the convenience of the parties only, and are not a part of this Agreement.

h.       Time of the Essence. Time is of the essence under this Agreement.

i.       No Release of Borrower. Nothing herein is, or shall be construed as, a release of the Borrower's obligations and liabilities to the Bank under the Loan Documents or of any of the Collateral securing the Borrower's obligations to the Bank.

j.       Further Documents. The Borrower agrees to execute and deliver, or cause to be executed and delivered, to Bank from time to time such additional confirmatory or supplementary agreements, notices or other documents, instruments or agreements as Bank may, in its sole discretion, request which are in Bank's judgment necessary or desirable to obtain for Bank the benefit of this Agreement.

k.       Interpretation. This Agreement shall be construed to liberally effectuate the rights and remedies of the parties hereto as expressed herein, and neither such principle of interpretation nor the express language of this Agreement shall be impaired or adversely affected by any instruments and documents executed in connection herewith. The deletion of any provision from a prior draft of this Agreement shall not and shall not be deemed to constitute (and shall not be used as) evidence of any fact or interpretation, since the parties may disagree as to the meaning and effect of such a deletion, as no prior draft of this Agreement shall be admissible as evidence of the meaning of this Agreement. Should any provision of this Agreement, the Loan Agreement, or any of the other Loan Documents require judicial interpretation, it is agreed that a court interpreting or construing same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation hereof and of the Loan Agreement and other Loan Documents.

l.       No Course of Conduct. At no time shall the prior or subsequent course of conduct by the Borrower or Bank directly or indirectly limit, impair or otherwise adversely affect any of the parties' rights or remedies in connection with this or any of the instruments and documents executed in connection herewith, since the parties hereto agree that this Agreement shall only be amended by written instruments executed by the parties, as provided herein.

m.       No Third Parties Benefitted. This Agreement is made and entered into for the protection and benefit of the parties hereto, the Participant, and their respective successors and assigns, and no other person or entity shall be a direct or indirect beneficiary of or have any direct or indirect cause of action or claim in connection with this Agreement, the Loan Agreement, or any of the other Loan Documents.

n.      No Further Commitment. Without limiting the foregoing, the Borrower expressly acknowledges that (i) the Bank has not made and is not making any commitment for, and that there is no understanding, explicit or implicit, relating to, or affecting, financing for any time beyond the end of the Forbearance Period, and (ii) the Bank has made no commitment with respect to, and there is no understanding, explicit or implicit, relating to or affecting the terms of any further restructure or workout of the Loans other than as expressly provided in this Agreement.

o.       Limited Relationships. Neither Bank nor any representative of Bank at any time has agreed or consented to being an agent, principal, business associate or participant, joint venturer, partner or alter ego of the Borrower or any of its affiliates, and no such relationship is contemplated. No person except employees of the Bank and the Bank's counsel has at any time been directly or indirectly authorized by the Bank to directly or indirectly represent, speak or act for or on behalf of the Bank with respect to any matter whatsoever related to, arising out of or connected with this Agreement or any other matter or contract.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals effective as of the date first above written.

AD ART ELECTRONIC SIGN CORPORATION By: Its:

SOUTHTRUST BANK By: Its:

STATE OF _____________ )
                                              :
                 COUNTY              )

I, the undersigned, a notary public in and for said county in said state, hereby certify that , whose name as of Ad Art Electronic Sign Corporation, a Florida corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this               day of                        , 2001.

Notary Public

[NOTARIAL SEAL]        My commission expires:___________________

STATE OF _____________ )
                                              :
                 COUNTY              )

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that , whose name as of SouthTrust Bank, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and seal of office this day of , 2001.

Notary Public

[NOTARIAL SEAL]         My commission expires:___________________